UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2020

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38385	92-0072737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A Common Stock, par value $0.01 per share	GLIBA	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock, par value $0.01 per share	GLIBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On November 5, 2020, GCI Liberty, Inc. (the "Company") issued a press release (the "Earnings Release") setting forth information, including financial information, which is intended to supplement the financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission (the "SEC") on November 5, 2020.

This Item 2.02 and the Earnings Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the quarter ended September 30, 2020, and other than the portion thereof being filed under Item 8.01 below, are being furnished to the SEC.

Item 8.01. Other Events.

As part of the Earnings Release, the Company included the following disclosure (the “Disclosure”) relating to a proposed transaction between the Company and Liberty Broadband Corporation:

“On August 6, 2020, GCI Liberty and Liberty Broadband Corporation (“Liberty Broadband”) announced that they have entered into a definitive merger agreement under which Liberty Broadband has agreed to acquire GCI Liberty in a stock-for-stock merger (the “Combination”). Additional information regarding the Combination can be found in the press release and presentation issued by GCI Liberty on August 6, 2020 which are available at ir.gciliberty.com/index.php/news-releases and www.gciliberty.com/events, respectively, and the definitive merger proxy statement filed on October 30, 2020. GCI Liberty will hold a virtual special meeting of stockholders on December 15, 2020 at 10:30 a.m. (M.S.T.) where stockholders will be asked to consider and vote on proposals related to the Combination.

The closing of the Combination is subject to, among other things, certain regulatory approvals, including transfer of control approval by the Federal Communications Commission (“FCC”), waiting period requirements under the Hart-Scott-Rodino Act (“HSR”) and approval by the Regulatory Commission of Alaska (“RCA”). GCI Liberty and Liberty Broadband filed applications with the RCA on September 16, 2020. The RCA’s approval must become a final order before the Combination can close. The HSR waiting period expired on October 9, 2020. The FCC released public notice of approval of transfer of control on October 23, 2020, which is expected to become a final order on December 2, 2020 (subject to the absence of any applicable challenge). GCI Liberty expects the Combination to close no later than the first quarter of 2021, subject to COVID-19 related delays.”

The Disclosure, which is archived on the Company’s website as part of the Earnings Release, is being filed herewith under this Item 8.01 in compliance with Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

Item 9.01.                Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Earnings Release, dated November 5, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2020

GCI LIBERTY, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President